UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 26, 2024 (Date of earliest event reported): June 28, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2024, DynaResource, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) with Golden Post Rail, LLC (“Golden Post”). The SPA is the definitive agreement contemplated by the Memorandum of Understanding (the “MOU”) dated June 3, 2024 (as disclosed in the Company’s Form 8-K filed with the Securities Exchange Commission on June 7, 2024) with Ocean Partners Holdings Limited (“Ocean Partners”) to memorialize Golden Post’s intent to purchase shares of stock from the Company for a purchase price of $2,500,000 in a private placement transaction.

Pursuant to the SPA, as discussed below, the Company has adopted a Certificate of Designations creating the Series E Convertible Preferred Stock (the “Series E Preferred Stock”) that is junior to the Company’s outstanding Series C and Series D Preferred Stock and pari passuwith the Company’s Common Stock. On June 27, 2024, the Company issued 1,552,795 shares of Series E Preferred Stock to Golden Post in exchange for a payment of $2,500,000, at a price of $1.61 per share as contemplated by the MOU and the SPA.

As contemplated by the MOU, at closing of the SPA, Golden Post waived certain preemptive and antidilution rights that would otherwise have been triggered by stock issuances contemplated by the MOU and employment-related transactions undertaken contemporaneously with the MOU.

The foregoing summary is qualified in its entirety by reference to the full text of the SPA, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the SPA were made only for purposes of the SPA and as of specific dates, were solely for the benefit of the parties to the SPA, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

As discussed above, pursuant to the SPA, on June 27, 2024 the Company issued and sold 1,552,795 shares of Series E Preferred Stock to Golden Post for a purchase price of $2,500,000, a price of $1.61 per share, in a privately negotiated transaction exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2). The Series E Preferred Stock is convertible on a one-for-one basis into shares of Common Stock of the Company, par value $0.01 per share.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed above, the Company adopted, by the affirmative vote of its Board of Directors, and filed a Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series E Convertible Preferred Stock (the “Series E Designation”) with the Secretary of State of the State of Delaware on June 26, 2024. Pursuant to the Series E Designation, the Company designated 1,552,795 shares of its Preferred Stock, par value 0.001 per share, as Series E Convertible Preferred Stock.

The Series E Preferred Stock is junior in rank to the Company’s outstanding Series C and Series D Preferred Stock and pari passu with the Company’s Common Stock, having the same dividend, liquidation, and voting rights (on an as-converted basis) as Common Stock. The shares of Series E Preferred Stock are convertible at the holder’s request on a one-for-one basis (adjustable for certain recapitalizations and similar events) into shares of Common Stock.

The foregoing summary is qualified in its entirety by reference to the full text of the Series E Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits

Exhibit No.	Description
3.1

Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series E Convertible Preferred Stock

10.1	Stock Purchase Agreement dated as of June 26, 2024 by and between DynaResource, Inc. and Golden Post Rail, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynaResource, Inc.

Date:	June 28, 2024	By:	/s/ Rohan Hazelton
Rohan Hazelton